Rule 424(b)(3)
Registration Statement No. 333-106320
Pricing Supplement No. 2b
Dated April 2, 2004
(To Prospectus dated July 1, 2003 and
 Prospectus Supplement dated November 7, 2003)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,000,000,000
Medium-Term Notes, Series P
DESIGNATION (check one):
Regular Floating Rate Note _X_
Floating Rate/Fixed Rate Note __
Inverse Floating Rate Note __
PRINCIPAL AMOUNT:						$5,000,000.00
ISSUE PRICE:							$5,000,000.00
NET PROCEEDS TO THE COMPANY:					$4,977,500.00
AGENT:								Citigroup
CUSIP:								45974VZQ4
SETTLEMENT DATE:						04/07/04
STATED MATURITY:						04/07/08
INTEREST RATE BASIS OR BASES:					3 Mo LIBOR
INITIAL INTEREST RATE:
INTEREST PAYMENT DATES:						3/22, 6/22, 9/22, 12/22
INTEREST RATE RESET PERIOD:					3 Month
INTEREST RATE RESET DATES:					2 bus. days prior
INDEX MATURITY:							3 Months
SPREAD:								25 bp
SPREAD MULTIPLIER:						N/A
MAXIMUM INTEREST RATE:						N/A
MINIMUM INTEREST RATE:						N/A
OVERDUE RATE:							N/A
REDEEMABLE BY THE COMPANY ON OR AFTER:				N/A
OPTIONAL REPAYMENT DATE:					N/A
FIXED RATE COMMENCEMENT DATE:					N/A
FIXED INTEREST RATE:						N/A
REPURCHASE PRICE:						N/A
OPTIONAL RESET DATES:						N/A
EXTENSION PERIODS:						N/A
FINAL MATURITY:							04/07/08
DESIGNATED LIBOR PAGE (check one):
LIBOR Reuters ____
LIBOR Telerate __X__
DESIGNATED CMT TELERATE PAGE (for CMT Notes only):
DESIGNATED CMT MATURITY INDEX (for CMT Notes only):
TYPE OF NOTE (check one):
Book-Entry Note __X__
Certificated Note ____
OTHER PROVISIONS: